UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 2, 2013

DICK’S SPORTING GOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 17, 2013, Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”) agreed to employment terms with André J. Hawaux, whereby Mr. Hawaux agreed to join the Company as Executive Vice President— Finance, Administration and Chief Financial Officer, effective June 17, 2013 (the “Offer Letter”).  Mr. Hawaux will succeed Timothy E. Kullman, the current Executive Vice President — Finance, Administration and Chief Financial Officer of the Company, whose retirement was previously announced in a Form 8-K filed with the Securities and Exchange Commission on December 5, 2012.

Prior to joining the Company, Mr. Hawaux, age 52, served as the President, Consumer Foods of ConAgra Foods, Inc. since January 2009.  From 2006 to 2009, Mr. Hawaux served as Executive Vice President, Chief Financial Officer of ConAgra Foods.

Pursuant to the terms of the Offer Letter, Mr. Hawaux will receive a gross annual salary of $750,000 and a one-time sign-on bonus of $100,000, the payment of which will remain subject to the terms of a one-year sign-on bonus repayment agreement entered into by the Company and Mr. Hawaux.  Mr. Hawaux will also be eligible to participate in the Company’s annual performance incentive plan, equity grant program and long-term incentive plan.

As a participant in the 2013 annual performance incentive program, Mr. Hawaux will be entitled to receive a cash payment in 2014 targeted at 75% of his base salary with a maximum opportunity of 150% of his base salary, based on the Company’s achievement of certain pre-established financial performance metrics and Mr. Hawaux’s individual performance.

Subject to the approval of the Compensation Committee of the Board of Directors (the “Compensation Committee”), Mr. Hawaux will also receive an initial sign-on equity grant under the Company’s 2012 Stock and Incentive Plan consisting of (i) a stock option grant valued at $1,000,000, which will vest at 25% per year each year starting on the first anniversary of the grant date and (ii) a restricted stock grant valued at $1,000,000, which will vest in its entirety on the third anniversary of the grant date.

Mr. Hawaux will also receive, subject to the Compensation Committee’s approval, 19,803 shares of performance-based restricted stock under the Company’s 2013 long-term incentive program, which will vest based on the Company’s achievement of certain pre-established financial performance metrics at the end of a five-year performance period (in February 2018), with an opportunity for earlier vesting if the pre-established target metrics are achieved at the end of any fiscal year within the performance period.

As a full-time employee, Mr. Hawaux will be eligible to participate in the full range of benefits offered by the Company, including health and welfare plans, medical and dental, life and disability insurances as well as the Company’s 401(k) and non-qualified deferred compensation plans.  Mr. Hawaux will also enter into a non-competition, non-solicitation and confidentiality agreement with the Company, which provides limited severance benefits that are broadly available to employees subject to such agreements.

There are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Hawaux that are required to be disclosed under Item 404(a) of Regulation S-K.

ITEM 7.01  REGULATION FD DISCLOSURE

On May 2, 2013, the Company issued a press release announcing that Mr. Hawaux will be joining the Company as Executive Vice President, Finance, Administration and Chief Financial Officer.  A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 2, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: May 2, 2013	By:	/s/ David I. Mossé
	Name:	David I. Mossé
	Title:	Chief Strategy Officer & General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 2, 2013.